SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): April 6, 2001

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-3122                13-5549268
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(State or Other Jurisdiction         (Commission File          (IRS Employer
      of Incorporation)                   Number)           Identification No.)


 40 Lane Road, Fairfield, New Jersey                            07004
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(Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000
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          (Former Name or Former Address, if Changed Since Last Report)


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     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:    Not applicable.

(b)  Pro forma financial information:    Not applicable.

(c)  Exhibits:    Not applicable.



     Item 9. Regulation FD Disclosure.

On April 6, 2001, in response to a question from analysts with respect to the potential impact on Covanta Energy Corporation (the "Company") of the voluntary bankruptcy filing earlier that day by Pacific Gas & Electric Company (PG&E), the Company stated that as of March 30, 2001, its outstanding net receivables from PG&E for sales of power were approximately $12 million.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 9, 2001

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Jeffrey R. Horowitz
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                                            Name:  Jeffrey R. Horowitz
                                            Title: Senior Vice President,
                                                   Legal Affairs, and
                                                   Secretary